Exhibit 99.1

Champps Entertainment Announces Stock Repurchase Program; May Close Up to Five Underperforming Restaurants

Littleton, Colo. January 10, 2006 - Champps Entertainment, Inc. (Nasdaq:CMPP) today announced that the Board of Directors approved a plan to use up to $5 million to repurchase the Company’s common stock from time to time over the next two years. Purchases under the program may be made in the open market or in private transactions. Purchases under the program will depend, among other factors, on the prevailing stock price, market conditions, alternative investment opportunities and are expected to be funded primarily with available cash balances and operating cash flow. There is no minimum or maximum number of shares to be repurchased under the program. The repurchased shares will be held in treasury and used for issuance under the Company’s equity incentive plans.

Mr. Michael P. O’Donnell, Chief Executive Officer, commented, “The stock repurchase program is designed to enhance shareholder value and will also offset share issuances under the Company’s equity incentive plans. The Board’s decision reflects the Company’s strong cash flow and cash position which the Board believes is sufficient to support the Company’s operations as well as the stock repurchase program.”

The Company also announced that as part of an ongoing review of its restaurant portfolio it is assessing the potential closure of certain underperforming restaurants and intends to enter into lease renegotiation discussions with certain landlords. The Company is working with an outside firm to assist with the landlord negotiations. The ultimate decision on whether or not to close restaurants will depend on various factors including, without limitation, reaching mutually acceptable closure or lease concession arrangements with the landlords; assessing the alternatives of operating or subleasing to third parties; analyzing the improvement or further deterioration in revenues or profitability; and reviewing various other financial and operational considerations.

The Company is currently considering up to five restaurants for potential closure. Asset values for three of the five restaurants under consideration were previously written down through an asset impairment charge taken in the third quarter of fiscal 2005. The carrying amounts of the assets for the other two restaurants under closure consideration total approximately $4.4 million and such carrying amounts, or portions thereof, could be written-off as a non-cash charge in connection with the closure of such restaurants. Management can not make any assurances that it will close any or all of the five restaurants or reach mutually acceptable arrangements with landlords, nor can they project the impact these potential closures will have on earnings or cash flow until the final decisions on closure are made.

About Champps Entertainment, Inc.

Champps Entertainment, Inc. owns and operates 53 and franchises/licenses 13 Champps restaurants in 23 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps creates an exciting environment through the use of videos, music, sports and promotions.

Safe Harbor Statement

Certain statements made in this press release are forward-looking statements based on management’s current experience and expectations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements include statements regarding our stock repurchase program, lease renegotiations and possible closing of restaurants and related write-down of assets, among others. Among the factors that could cause future results to differ materially from those provided in this press release are: the ability of the Company to operate restaurants profitably, the ability to make and fund share repurchases, the ability to successfully close or renegotiate lease terms for restaurants, the ability of the Company to successfully implement our strategic initiatives to improve revenues and profitability, the ability of the Company’s management team to implement strategic initiatives successfully; the impact of intense competition in the casual dining restaurant industry, the Company’s ability to control restaurant operating costs, which are impacted by commodity prices, minimum wage and other employment laws, fuel and energy costs, consumer perceptions of food safety, changes in consumer tastes and trends, and general business and economic conditions. Information on significant potential risks and uncertainties that may also cause such differences include, but are not limited to, those mentioned by the Company from time to time in its filings with the SEC. The words “may,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “should” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

Contact:

Champps Entertainment, Inc., 303-804-1333 Michael P. O’Donnell, CEO David D. Womack, CFO